Exhibit 99.1

Press Release

Release date: November 2, 2017

Uniti Group Inc. Reports Third Quarter 2017 Results

•	Revenues of $245.2 Million; Net Loss of $0.02 Per Diluted Common Share
•	AFFO Per Diluted Common Share of $0.63 For the Quarter
•	Completed Acquisitions of Southern Light and Hunt Telecommunications
•	Costs Savings Related to Acquisitions Exceeding Expectations

LITTLE ROCK, Ark., November 2, 2017 (GLOBE NEWSWIRE) – Uniti Group Inc. ("Uniti" or the “Company”) (Nasdaq: UNIT) today announced its results for the third quarter of 2017.

“We continue to see growing demand for communication infrastructure products and services, and expect this trend to grow for several years given the multi-year investment cycle required for network densification. We are confident in our ability to further diversify our company and execute on our strategy,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “Uniti Fiber’s business performed well in the third quarter.  Our integration efforts are ahead of schedule and Uniti Fiber’s management team is executing effectively on their goals.  During the quarter, the Uniti Fiber team successfully managed through multiple hurricanes in the Southeast, maintaining high customer service levels with minimal disruptions.  While the financial effect on the third quarter was minimal, the storms will impact some future construction projects and service activation schedules.”

QUARTERLY RESULTS

Revenues for the third quarter of 2017 were $245.2 million.  Net income and Adjusted EBITDA was $4.8 million and $194.9 million, respectively, for the same period.  Net income attributable to common shares was $2.9 million for the period, and included a $3.9 million net gain for changes in the fair value of contingent consideration, and a $8.0 million income tax benefit primarily related to the release of valuation allowances.  Adjusted Funds From Operations (“AFFO”) attributable to common shares was $110.7 million, or $0.63 per diluted common share. The Company’s quarterly results include the impact of the acquisitions of Hunt and Southern Light from their July 3, 2017 acquisition date to September 30, 2017.

Uniti Fiber contributed $66.4 million of revenues and $28.3 million of Adjusted EBITDA for the third quarter of 2017.  Uniti Fiber’s net success based capital expenditures during the quarter were $51.3 million.  Maintenance capital expenditures were $1.5 million.

INVESTMENT TRANSACTIONS

The Company closed the acquisitions of Southern Light and Hunt on July 3, 2017 for aggregate initial consideration of approximately $768 million of cash and the issuance of 4.2 million operating partnership units.

LIQUIDITY AND FINANCING TRANSACTIONS

At quarter-end, the Company had approximately $49.9 million of unrestricted cash and cash equivalents, and $590 million of undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter end was 5.8x based on Net Debt to Annualized Adjusted EBITDA.

As previously reported, on October 31, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.60 per common share, payable on January 12, 2018 to stockholders of record on December 29, 2017.

FULL YEAR 2017 OUTLOOK

Our current outlook excludes the impact of any future acquisitions, capital market transactions, and transaction costs.  Furthermore, our outlook is subject to adjustment based on the finalization of purchase price allocations related to acquisitions and other factors.  Actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2017 is as follows (in millions):

	Full Year 2017
Revenue	$913	to	$918
Adjusted EBITDA (1)	748	to	753
Interest expense (2)	306	to	306

Attributable to common shareholders:
Net loss	(37)	to	(30)
FFO (1)	336	to	341
AFFO (1)	422	to	426
Weighted-average common shares outstanding - diluted	169	to	169
________________________
(1) See “Non-GAAP Financial Measures” below.
(2) Includes amortization of deferred financing costs and debt discounts.

The Company’s 2017 guidance has been updated principally to reflect delays in dark fiber construction and service order activations in the Southeast resulting from the recent hurricanes, and delays in small cell deployments from municipal moratoria.   At the midpoint of its outlook, the Company expects full year 2017 net loss attributable to common shares to be approximately $0.24 per diluted share and AFFO per diluted common share to be $2.51.  The following table provides a reconciliation of the Company’s outlook for AFFO before the impact of pre-funding transactions.

Full Year 2017 Midpoint Outlook
Current 2017 outlook – AFFO	$2.51

Pre-funding capital market transactions (1)	0.07

Current 2017 outlook – AFFO before pre-funding transactions	$2.58

________________________
(1)

Represents the dilutive impact to AFFO per diluted common share from the effective date of the aforementioned pre-funding capital market transactions to the July 3, 2017 closing date of the Hunt and Southern Light acquisitions.

.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID 92383574.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the webcast will be available following the call on the Company’s website, beginning today at approximately 8:00 PM Eastern Time and will remain available for 14 days.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of September 30, 2017, Uniti owns 4.8 million fiber strand miles, 652 wireless towers, and other communications real estate throughout the United States and Latin America. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, those regarding our business strategies, growth prospects, industry trends, sales opportunities, operating and financial performance, and our 2017 financial results.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2017	December 31, 2016
Assets:
Property, plant and equipment, net	$3,037,469	$2,670,037
Cash and cash equivalents	49,923	171,754
Accounts receivable, net	32,715	15,281
Goodwill	672,368	262,334
Intangible assets, net	438,019	160,584
Straight-line revenue receivable	42,050	29,088
Other assets	19,666	9,674
Total Assets	$4,292,210	$3,318,752

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities	$80,725	$40,977
Accrued interest payable	70,205	27,812
Deferred revenue	466,321	261,404
Derivative liability	10,442	6,102
Dividends payable	109,188	94,607
Deferred income taxes	85,145	28,394
Capital lease obligations	56,976	54,535
Contingent consideration	104,117	98,600
Notes and other debt, net	4,361,963	4,028,214
Total Liabilities	5,345,082	4,640,645

Commitments and contingencies

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	82,785	80,552

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 174,821 shares at September 30, 2017 and 155,139 at December 31, 2016	17	15
Additional paid-in capital	642,981	141,092
Accumulated other comprehensive loss	(5,678)	(6,369)
Distributions in excess of accumulated earnings	(1,876,599)	(1,537,183)
Total Uniti shareholders’ deficit	(1,239,279)	(1,402,445)
Noncontrolling interests – operating partnership units	103,622	-
Total shareholders’ deficit	(1,135,657)	(1,402,445)
Total Liabilities, Convertible Preferred Stock and Shareholders’ Deficit	$4,292,210	$3,318,752

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Leasing	$171,673	$169,366	$512,893	$506,945
Fiber Infrastructure	66,363	25,219	136,158	38,995
Towers	2,796	159	6,679	271
Consumer CLEC	4,378	5,496	13,966	17,277
Total revenues	245,210	200,240	669,696	563,488

Costs and expenses:
Interest expense	78,784	70,522	227,235	204,607
Depreciation and amortization	113,444	96,723	317,404	275,448
General and administrative expense	22,068	10,191	49,549	23,619
Operating expense (exclusive of depreciation and amortization)	30,172	15,704	74,258	30,322
Transaction related costs	8,512	9,315	32,213	24,435
Other (income) expense	(3,933)	-	9,638	-
Total costs and expenses	249,047	202,455	710,297	558,431

(Loss) income before income taxes	(3,837)	(2,215)	(40,601)	5,057
Income tax (benefit) expense	(8,672)	128	(8,976)	899
Net income (loss)	4,835	(2,343)	(31,625)	4,158
Net income attributable to noncontrolling interests	107	-	107	-
Net income (loss) attributable to shareholders	4,728	(2,343)	(31,732)	4,158
Participating securities’ share in earnings	(388)	(407)	(1,156)	(1,164)
Dividends declared on convertible preferred stock	(656)	(649)	(1,968)	(1,087)
Amortization of discount on convertible preferred stock	(745)	(745)	(2,235)	(1,241)
Net income (loss) attributable to common shareholders	$2,939	$(4,144)	$(37,091)	$666

Net income (loss) attributable to common shareholders – Basic	$2,939	$(4,144)	$(37,091)	$666
Mark-to-market gains on share settled contingent consideration arrangements	(6,964)	-	(6,964)	-
Net (loss) income attributable to common shareholders - Diluted	$(4,025)	$(4,144)	$(44,055)	$666
Weighted average number of common shares outstanding:
Basic	174,818	153,878	166,624	151,578
Diluted	175,399	153,878	166,816	151,716

Earnings (loss) per common share:
Basic	$0.02	$(0.03)	$(0.22)	$0.00
Diluted	$(0.02)	$(0.03)	$(0.26)	$0.00

Dividends declared per common share	$0.60	$0.60	$1.80	$1.80

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flow from operating activities:
Net (loss) income	$(31,625)	$4,158
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	317,404	275,448
Amortization of deferred financing costs	7,964	5,640
Amortization of debt discount	9,127	5,964
Deferred income taxes	(12,281)	836
Straight-line revenues	(10,857)	(13,174)
Stock based compensation	5,621	3,478
Change in fair value of contingent consideration	9,091	-
Other	810	22
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	532	(4,435)
Other assets	(4,307)	(4,951)
Accounts payable, accrued expenses and other liabilities	46,275	27,565
Net cash provided by operating activities	337,754	300,551

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(763,665)	(489,538)
Acquisition of ground lease investments	(13,869)	(8,549)
NMS asset acquisitions	(68,557)	-
Capital expenditures - other	(111,101)	(10,655)
Net cash used in investing activities	(957,192)	(508,742)

Cash flows from financing activities:
Principal payment on debt	(15,810)	(16,744)
Dividends paid	(294,272)	(273,692)
Payments of contingent consideration	(19,999)	-
Proceeds from issuance of Notes	201,000	148,875
Borrowings under revolving credit facility	360,000	521,000
Payments under revolving credit facility	(200,000)	(321,000)
Capital lease payments	(2,348)	(945)
Deferred financing costs	(28,533)	(2,946)
Common stock issuance, net of costs	498,924	54,211
Net share settlement	(1,752)	(2,123)
Net cash provided by financing activities	497,210	106,636

Effect of exchange rate changes on cash and cash equivalents	397	(181)
Net decrease in cash and cash equivalents	(121,831)	(101,736)
Cash and cash equivalents at beginning of period	171,754	142,498
Cash and cash equivalents at end of period	$49,923	$40,762

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$3,602	$4,403
Tenant capital improvements	166,298	112,200
Acquisition of businesses through non-cash consideration	122,395	259,996

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss) attributable to common shareholders	$2,939	$(4,144)	$(37,091)	$666
Real estate depreciation and amortization	95,519	88,846	278,714	261,678
Participating securities’ share in earnings	388	407	1,156	1,164
Participating securities’ share in FFO	(388)	(394)	(1,156)	(1,164)
Adjustments for noncontrolling interests	(2,222)	-	(2,222)	-
FFO attributable to common shareholders	96,236	84,715	239,401	262,344
Transaction related costs	8,512	9,315	32,213	24,435
Change in fair value of contingent consideration	(3,933)	-	9,091	-
Amortization of deferred financing costs	2,889	1,959	7,964	5,640
Amortization of debt discount	3,221	2,038	9,127	5,964
Stock based compensation	1,968	1,331	5,621	3,478
Non-real estate depreciation and amortization	17,925	7,877	38,690	13,770
Straight-line revenues	(3,609)	(4,547)	(10,857)	(13,174)
Maintenance capital expenditures	(1,476)	(1,415)	(3,454)	(2,095)
Amortization of discount on convertible preferred stock	745	745	2,235	1,241
Adjustment to deferred tax valuation allowance	(7,992)	-	(7,992)	-
Other non-cash (revenue) expense, net	(3,509)	(2,333)	(9,304)	(4,842)
Adjustments for noncontrolling interests	(310)	-	(310)	-
Adjusted FFO attributable to common shareholders	$110,667	$99,685	$312,425	$296,761

Per diluted common share:
EPS	$(0.02)	$(0.03)	$(0.26)	$0.00
FFO	$0.55	$0.55	$1.44	$1.73
AFFO	$0.63	$0.65	$1.87	$1.96

Weighted average common shares used to calculate basic (loss) earnings per common share	174,818	153,878	166,624	151,578
Effect of dilutive non-participating securities	581	149	192	138
Weighted average common shares used to calculate diluted FFO and AFFO per common share	175,399	154,027	166,816	151,716

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$4,835	$(2,343)	$(31,625)	$4,158
Depreciation and amortization	113,444	96,723	317,404	275,448
Interest expense	78,784	70,522	227,235	204,607
Income tax (benefit) expense	(8,672)	128	(8,976)	899
EBITDA	188,391	165,030	504,038	485,112
Stock based compensation	1,968	1,331	5,621	3,478
Transaction related costs	8,512	9,315	32,213	24,435
Other (income) expense	(3,933)	-	9,638	-
Adjusted EBITDA	$194,938	$175,676	$551,510	$513,025

Adjusted EBITDA:
Leasing	$171,215	$169,075	$511,803	$505,912
Fiber Infrastructure	28,348	9,273	52,533	14,773
Towers	(98)	(258)	(1,075)	(857)
Consumer CLEC	1,025	1,213	3,514	3,875
Corporate	(5,552)	(3,627)	(15,265)	(10,678)
	$194,938	$175,676	$551,510	$513,025

Annualized Adjusted EBITDA (1)	$779,752

As of September 30, 2017:
Total Debt (2)	$4,569,133
Cash and cash equivalents	49,923
Net Debt	$4,519,210

Total Debt/Annualized Adjusted EBITDA	5.9x

Net Debt/Annualized Adjusted EBITDA	5.8x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $57.0 million of capital leases, but excludes $150.2 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2017
Net loss attributable to common shareholders	($37) to ($30)
Noncontrolling interest share in earnings	-
Participating securities’ share in earnings	2
Dividends declared on convertible preferred stock	3
Amortization of discount on convertible preferred stock	3
Net Loss (2)	($29) to ($22)
Interest expense	306
Depreciation and amortization	428
Income tax benefit	(9)
EBITDA (2)	$697 to $703
Stock based compensation	8
Transaction related cost	32
Other expense	10
Adjusted EBITDA (2)	$748 to $753

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2017
Net loss attributable to common shareholders (2)	($0.26) to ($0.22)
Mark-to-market gain on share settled contingent consideration arrangements	0.04
Real estate depreciation and amortization	2.22
Participating securities share in earnings	0.01
Participating securities share in FFO	(0.01)
Adjustments for noncontrolling interests	(0.03)
FFO attributable to common shareholders (3)	$1.98 to $2.02
Transaction related costs	0.19
Amortization of deferred financing costs and debt discount	0.14
Stock based compensation	0.05
Non-real estate depreciation and amortization	0.31
Change in fair value of contingent consideration	0.05
Straight-line revenues	(0.09)
Maintenance capital expenditures	(0.03)
Amortization of discount on convertible preferred stock	0.02
Adjustment to deferred tax valuation allowance	(0.05)
Other non-cash revenue, net	(0.08)
Adjustments for noncontrolling interests	(0.00)
AFFO attributable to common shareholders (3)	$2.49 to $2.52

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Calculated in accordance with generally accepted accounting principles, and excludes the impact of $7.0 million of mark-to-market gains on share settled contingent consideration arrangements.
(3)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2017
Interest expense on debt obligations	$283
Amortization of deferred financing cost and debt discounts	23
Interest expense (2)	$306

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, collectively “Transaction Related Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) transaction and integration costs; (ii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; (iii) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, changes in the fair value of contingent consideration and financial instruments and similar items less maintenance capital expenditures. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Jim Volk, 501-850-0872

Vice President, Finance & Investor Relations

jim.volk@uniti.com